FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

 (Exact Name of Issuer as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901

 (Address of principal executive offices including zip code)

(321) 725-0090

 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Entry into Loan Agreement with CT Capital LP

On June 18, 2013 (the “Closing Date”), First Choice Medical Group of Brevard, LLC, a Delaware limited liability company (the “Borrower”) an indirect and wholly-owned subsidiary of First Choice Healthcare Solutions, Inc., a Delaware company (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with CT Capital. Ltd., d/b/a CT Capital, LP, a Florida limited liability partnership (the “Lender”).

Under the Loan Agreement, the Lender has committed to make an accounts receivable line of credit in the maximum aggregate amount of $1,500,000 to the Borrower with an interest rate of 12% per annum (the “Loan”). The maturity date of the Loan is December 31, 2016 (the “Maturity Date”). Interest shall be due and payable monthly and calculated based upon a year of 360 days. Interest shall be charged for the actual number of days elapsed in an interest period and compounded monthly. Upon default, the interest may be adjusted to the highest rate permissible by law.

Included in the loan agreement is the right for the Borrower to prepay the Loan, in whole or in part, prior to the Maturity Date.

The collateral requirements under the loan were defined as follows:

1.	Lien Position: First, unless modified and approved by the Lender.
2.	The advance rate is defined as: 80% of all receivables to be 120 days or less at the true collection rate of approximately 27% of total billings, excluding patient billings and collections. Additionally, allowable accounts will also include 50% of all accounts protected by Legal Letters of Protection.
3.	An acceptable initial confirmation of accounts receivable by the Lender and ongoing random confirmations as deemed necessary by the Lender, including upon draw requests by the Borrower.
4.	The Borrower will provide to the Lender a monthly accounts receivable aging report no later than the 10th day following the end of each month and the Lender will advance within 1 business day based upon the advance rate calculations.
5.	Beginning with June 30, 2013, the Borrower will submit to the Lender no later than the 15th day of the following month quarterly in house prepared financial statements.
6.	The Loan is secured by the accounts receivable, among other assets of the Borrower, and assets of the Company. The assets constitute the collateral for the repayment of the Loan. The Loan Agreement also includes covenants, representations, warranties, indemnities and events of default that are customary for facilities of this type.
7.	The Loan Agreement is guaranteed by, the Company and also by Christian C. Romandetti, the Company’s Chief Executive Officer. All of the guarantors agreed to guarantee the loan payments and performance of the Borrower to the Lender.

The Loan Agreement includes a conversion feature for the Lender.

1.	At any time, prior to the full and complete satisfaction of the Loan, the Lender may convert all or any portion of the outstanding principal amount or interest on the Loan into the common stock of the Company at a price equal to $.75 per share (the “Shares”).
2.	The Company will not have any registration obligation in regard to the Shares.

The Loan Agreement included the follow equity conditions:

1.	The Company shall have honored all conversions and exchanges to date.
2.	All Shares to be issued to Lender upon conversion shall be issued in compliance with SEC Rule 144 as follows:

i.	the Shares may not be offered for sale, sold, assigned or transferred unless (A) the Shares shall have been registered pursuant to the Securities Act or (B) an exemption exists permitting such Shares to be sold, assigned or transferred without such registration;

ii.	any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person or entity through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC there under. The Shares shall bear a legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

3.	The Company shall have a sufficient number of authorized but unissued and unreserved Shares to satisfy all of the potential conversion and exchange notices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
Dated: June 21, 2013
	By:	/s/ Christian Romandetti
Christian Romandetti
Chief Executive Officer